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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF EMERGENT GROUP, INC.



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SUBSIDIARY                 State of Incorporation                               Principal Place of Business



Emergent Mortgage Corp.                           South Carolina                        South Carolina

Carolina Investors, Inc.                          South Carolina                        South Carolina

Sterling Lending Corporation                      South Carolina                        South Carolina

Sterling Lending Insurance Agency, Inc.           Louisiana                             Louisiana

Emergent Business Capital, Inc.                   South Carolina                        South Carolina

Emergent Commercial Mortgage, Inc.                South Carolina                        South Carolina

Emergent Mortgage Corp. of Tennessee              South Carolina                        South Carolina

Emergent Financial Corp.                          South Carolina                        South Carolina

Emergent Equity Advisors, Inc.                    South Carolina                        South Carolina

The Loan Pro$, Inc.                               South Carolina                        South Carolina

Premier Financial Services, Inc.                  South Carolina                        South Carolina

Emergent Insurance Agency Corp.                   South Carolina                        South Carolina

Emergent Mortgage Holdings Corp.                  Delaware                              Delaware

Emergent Business Capital Holdings Corp.          Delaware                              Delaware

Emergent Auto Holdings Corp.                      Delaware                              Delaware

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